EXHIBIT 4(B)
[STOCK CERTIFICATE]

NUMBER                             REPUBLIC                  SHARES
RPC                                SECURITY                  CUSIP 760758 30 0
SERIES C                           FINANCIAL
CUMULATIVE CONVERTIBLE             CORPORATION
PREFERRED STOCK
                  INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT                                        SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

is the owner of                                                 Shares

OF THE FULLY PAID AND NON-ASSESSABLE SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

                 REPUBLIC SECURITY FINANCIAL CORPORATION

subject to the Articles of Incorporation and Bylaws of the Corporation, and transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

THE CORPORATION WILL FURNISH THE HOLDER A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS AND SERIES OF STOCK OF THE CORPORATION, INCLUDING THE SERIES C PREFERRED STOCK, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ [illegible]               REPUBLIC        /s/ R.E. SCHUPP
    -----------------         SECURITY            -----------
            Secretary         FINANCIAL             President
                              CORPORATION
                              CORPORATE
                              SEAL
                              1983
                              FLORIDA

COUNTERSIGNED:
         AMERICAN STOCK TRANSFER & TRUST COMPANY
                   (NEW YORK, N.Y.)             TRANSFER AGENT
BY
                                          AUTHORIZED SIGNATURE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full accounting to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - _________ Custodian _________
                          (Cust)              (Minor)
                         under Uniform Gifts to Minors
                         Act_____________________
                                  (State)

Additional abbreviations may also be used though not in the above list.

     For value received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


_____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________ Attorney
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated______________________

        _______________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE(S) GUARANTEED: __________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                         ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                         STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

LOT 4...........................

                                     FORM OF
                                  STATEMENT OF
                          PREFERRED STOCK DESIGNATIONS

                  Section 7.      % CUMULATIVE CONVERTIBLE PREFERRED STOCK,
         SERIES C.

                  (a) GENERAL. The ____% Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), shall consist of 1,035,000 shares having a stated value of $10.00 per share (the "Stated Value"). All shares of the Series C Preferred Stock shall in all respects be equal, and shall have the powers, preferences, voting rights and other special rights, and the limitations, restrictions and qualifications hereinafter set forth. The Board of Directors is expressly authorized to cause the shares of Series C Preferred Stock to be issued from time to time and to determine the consideration to be received therefor. The Series C Preferred Stock shall rank prior to the Common Stock, both as to the payment of dividends (other than dividends payable solely in shares of Common Stock) and as to amounts distributions in liquidation. The Series C shall rank on a parity with the Series A Preferred Stock both as to the payment of dividends and as to distributions in liquidation.

                  For purposes hereof, any class or series of stock shall be deemed to rank (i) prior to the Series C Preferred Stock, either as to dividends or as to distributions in liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be, in preference or priority to the holders of the Series C Preferred Stock; (ii) on a parity with the Series C Preferred Stock, either as to dividends or as to distributions in liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class or series of stock shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Series C Preferred Stock; and (iii) junior to the Series C Preferred Stock, either as to dividends or as to distributions in liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of the Series C Preferred Stock in respect to receipt of dividends (other than dividends payable solely in shares of Common Stock) or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be.

                  (b)      DIVIDENDS.

                           (i) SERIES C PREFERRED STOCK. The holders of record of shares of the Series C Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available therefor, cash dividends at the rate per annum of $0.___ per share, and no more, payable in equal quarterly installments on the last day of March, June, September and December of each year. Such dividends shall be cumulative and shall accrue, without interest, from the date of issuance of the Series C Preferred Stock.

                           (ii) JUNIOR STOCK. The corporation shall not declare or pay any dividends (other than dividends payable solely in shares of junior stock) on any class of stock junior to the Series C Preferred Stock during any period when the dividends on the outstanding shares of Series C Preferred Stock shall not have been paid when due or the full amount therefor in arrearage shall not have been set apart for payment.

                  (c)      VOTING RIGHTS OF SERIES C PREFERRED STOCK.

                           (i) GENERAL VOTING RIGHTS. The holders of Series C Preferred Stock shall not have any voting except as expressly set forth in this Section 7(c) and except as may otherwise be required by law. In all matters in which the holders of Series C Preferred Stock shall be entitled to vote they shall vote separately as a single class, together with any other class or series of stock outstanding which ranks on a parity with the Series C Preferred Stock ("Parity Stock") and, for purposes of any such vote, each share of the Series C Preferred Stock shall have one vote.

                           (ii) VOTING RIGHTS UPON ARREARAGE IN PAYMENT OF DIVIDENDS. If and whenever, dividends on the outstanding shares of Series C Preferred Stock or Parity Stock shall not have been paid in an aggregate amount equal to six full quarterly dividends thereon (whether or not consecutive), then until, but not after, such time as the

         Board of Directors pays or declares and sets apart for payment dividends in an amount so that such dividends no longer so remain six full quarterly dividends in arrears, the holders of shares of Series C Preferred Stock and Parity Stock shall be entitled to elect two directors. Such directors elected by the holders of Series C Preferred Stock and Parity Stock shall serve in addition to any other directors then in office, regardless of the number of directors otherwise fixed by the Bylaws to constitute the Board of Directors and the total number of directors authorized by the Bylaws shall IPSO FACTO be increased by two. When the aforesaid amount has been paid or declared and set apart for payment, the holders of Series C Preferred Stock and Parity Stock shall immediately be divested of such voting rights provided in this
         Section 7(c)(ii) and the terms of office of any directors so elected under the provisions of this Section 7(c)(ii) shall immediately terminate, but subject always to the same vesting of such voting rights in the case of any future such default. No director elected by the holders of the Series C Preferred Stock and Parity Stock may be removed except by the vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock and Parity Stock, voting together as a single class. In the event of any such arrearage equal to six full quarterly dividends, the Secretary of the corporation shall call a special meeting of the holders of the Series C Preferred Stock and Parity Stock, for purposes of electing such two directors, upon the receipt in writing of the request for such meeting given by the holders of record of 10% or more of the outstanding shares of the Series C Preferred Stock. Otherwise, such directors shall be elected at the annual meeting of the shareholders of the corporation next following such arrearage.

                         (iii) CORPORATE ACTION REQUIRING AFFIRMA- TIVE VOTE OF THE SERIES C PREFERRED STOCK. Without first obtaining the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, the corporation shall not:

                                    (1)     amend any provision of these
         Articles of Incorporation in any manner substantially prejudicial to be holders of the Series C Preferred Stock; or

                                    (2)     issue any class or series of stock
         ranking prior to the Series C Preferred Stock.

                  (d) LIQUIDATION. In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock shall be entitled to be paid out of the assets of the corporation, before any distribution or payment is made to or set apart for the holders of any shares of junior stock, (i) the Stated Value per share of Series C Preferred Stock in the event of an involuntary liquidation or (ii) the redemption price, as of the date of the liquidation payment, in the event of a voluntary liquidation, plus (iii) in either event, the amount per share of any unpaid cumulative dividends accrued to the date of such liquidation payment, and no more. In case the amounts available for distribution to the holders of the Series C Preferred Stock are not sufficient to pay the holders of all outstanding shares of Series C Preferred Stock the full amounts to which they are respectively entitled as aforesaid, then such amounts shall be distributed ratably to the holders of all the outstanding shares of Series C Preferred Stock in proportion to the full amounts to which they are respectively entitled. Neither the merger or consolidation of the corporation into or with any other corporation, nor the sale of all or substantially all the assets of the corporation, shall be deemed a liquidation, dissolution or winding up of the corporation, voluntary or involuntary.

                  (e)      REDEMPTION.

                           (i) PRIOR TO ___________ , 1999. The shares of Series C Preferred Stock shall not be redeemable prior to __________, 1999 unless the closing bid price for the Common Stock of the corporation (or, in the event that the Common Stock is traded on a stock exchange, the closing sale price) shall have equaled or exceeded 140% of the conversion price as adjusted (as provided in Section 7(f) hereof) for at least the twenty consecutive trading days prior to the date of the notice of redemption. Subject to the preceding condition precedent, the Series C Preferred Stock may be redeemed and purchased, in whole or in part, by the corporation, at its option, prior to __________, 1999, at a redemption purchase price of $10.00 per share plus the amount of any accrued and unpaid dividends to the date of redemption (whether or not earned or declared).

                           (ii) ON AND AFTER ___________ , 1999. On and after __________, 1999, the Series C Preferred Stock may be redeemed and purchased by the corporation, in whole or in part, at its option, without regard to the market price of the Common Stock, at the redemption purchase price set forth below for the twelve-month period commencing ________ of the year indicated in which the date of redemption shall occur, plus any accrued and unpaid dividends to the date of redemption (whether or not earned or declared):
                                    YEAR                   REDEMPTION PRICE
                                    ----                   ----------------
                                    1999                       $
                                    2000
                                    2001
                                    2002
                                    2003
                                    2004 and thereafter         10.00

                           (iii) REDEMPTION PROCEDURES. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed may be selected by lot or pro rata, or in such other manner as the Board of Directors may determine.

                                    Notice of redemption setting forth the
         redemption price, the date and place of redemption and the conversion rights of the shares called for redemption shall be mailed by regular mail, postage prepaid, at least 30 days but not more than 90 days before the redemption date to each holder of record (as of such record date as may have been fixed therefor by the Board of Directors) of shares of Series C Preferred Stock to be redeemed at such holder's address as shown on the books of the corporation, but no failure to mail such notice or defect therein or in the mailing thereof shall affect the validity of redemption of any shares of Series C Preferred Stock so to be redeemed.

                                    All rights of the holders of Series C
         Preferred Stock as shareholders (other than the right to receive the redemption price as aforesaid) shall cease from and after the date fixed in the notice of redemption as the date of redemption, except that the right to exercise the conversion rights appertaining to such shares of Series C Preferred Stock shall cease at the close of business on the business day prior to the date fixed for redemption. The corporation shall have the right, on the date on which notice of redemption has been given as above provided or any subsequent date prior to the date of redemption, to deposit in trust an amount equal to the aggregate redemption price of the shares of

         Series C Preferred Stock to be redeemed to the date of redemption; and in the event of such deposit, notwithstanding that any certificates for shares of Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, all rights of the holders of shares of Series C Preferred Stock to be redeemed shall cease from and after the date of such deposit, other than the right to receive the redemption price as aforesaid and to exercise on or before the close of business on the business day prior to the redemption date the conversion rights appertaining to such shares of Series C Preferred Stock.

                                    Any moneys deposited by the corporation
         pursuant to the preceding paragraph which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date of such deposit or otherwise shall be returned to the corporation forthwith. Any interest accrued on any funds so deposited shall belong to the corporation and be paid to it from time to time. Any funds so deposited and unclaimed at the end of two years from the date fixed for redemption, shall be paid to the corporation, after which repayment the holders of shares of Series C Preferred Stock so called for redemption shall look only to the corporation for the payment thereof, without interest.

                           (iv) VOLUNTARY REPURCHASES. So long as dividends on the Series C Preferred Stock are not in arrears, the corporation may from time to time repurchase shares of the Series C Preferred Stock in the market or in private transactions without regard to the prices and procedures set forth in this Section 7(e).

                  (f)      CONVERSION RIGHTS.

                           (i) CONVERSION RATE. Each holder of shares of Series C Preferred Stock shall have the right, at any time, to convert, subject to the provisions of this Section 7(f), any such shares into fully paid and nonassessable shares of Common Stock of the corporation at the rate of one share of Common Stock for each $_____ of Stated Value of the Series C Preferred Stock.

                           (ii) CONVERSION PROCEDURES. Any holder of shares of Series C Preferred Stock desiring to convert the same into Common Stock shall surrender the certificates for such shares of Series C Preferred Stock at the office of the transfer agent and registrar of the corporation, which certificates shall be duly endorsed or assigned to the corporation or in blank, together with a written request for conversion. The transfer agent and registrar, on behalf of the corporation, will, as soon as practicable after such surrender for conversion of certificates for shares of Series C Preferred Stock, accompanied by such written request, issue and deliver to the person for whose account such shares of Series C Preferred Stock were so surrendered certificates for the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with a payment in cash, for any fractional share if not evenly convertible. Such conversion shall be deemed to have been made as of the date on which the certificates for shares of Series C Preferred Stock to be converted and written request were actually received by the transfer agent and registrar; and the person entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as the record holder of such Common Stock on such date.

                           (iii) ADJUSTMENTS. The conversion rate shall be subject to adjustment as follows:

                                    (1)     In the event that the corporation
         shall pay a dividend on its Common Stock in shares of its Common Stock, or subdivide, combine or reclassify its outstanding shares of Common Stock, the conversion rate in effect immediately prior thereto shall be proportionately increased or decreased, by multiplying the rate by a fraction (x) the numerator of which is the total number of shares outstanding immediately prior to the record date for the event and (y) the denominator of which is the total number of shares outstanding immediately after the record date for the event.

                                    (2)     In the event that the corporation
         shall issue to all of the holders of Common Stock rights or warrants entitling them (for a period not to exceed 45 days) to subscribe for shares of Common Stock at a purchase price less than the average closing market price for shares of the Common Stock for the ten trading days immediately prior to the date of issuance of the rights or warrants, the conversion rate in effect immediately prior thereto shall be decreased to the rate determined by multiplying the conversion rate in effect immediately prior to the event by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchases plus the number of shares of Common Stock which the aggregate sale price of the total number of shares actually sold at less than the current market price would purchase at such current market price, and
         (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such purchases (including the shares actually sold at less than the current market price).

                                    (3)     In the event that the corporation
         shall distribute to all of the holders of Common Stock evidences of indebtedness, any corporation assets (other cash dividends), or rights or warrants to purchase shares of Common Stock (other than those having a duration for a period not to exceed 45 days), the conversion rate shall be reduced by an amount of Stated Value equal to the market value of the distribution per share of Common Stock on the record date of the distribution.

                           (iv) CONSOLIDATION OR MERGER. In case of the consolidation or merger of the corporation with or into another corporation or entity (other than a merger not involving any reclassification, conversion or exchange of outstanding Common Stock, in which the corporation is the surviving corporation), or in case of the sale, transfer or other disposition of all or substantially all of the property, assets or business of the corporation as a result of which sale, transfer or other disposition, property other than cash shall be payable or distributable to the holders of the Common Stock, each share of Series C Preferred Stock shall thereafter be convertible into the number and class or series of shares or other securities or property of the corporation, or of the corporation resulting from such consolidation or merger or to which such sale, transfer or other disposition shall have been made, to which the Common Stock otherwise issuable upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, consolidation, merger, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions set forth in this Section 7(f) with respect to the conversion rights thereafter of the holders of the Series C Preferred Stock. Proper provision shall be made as a part of the terms of any such consolidation, merger, sale, transfer or other disposition whereby the conversion rights of the holders of Series C Preferred Stock shall be protected and preserved in accordance with the provisions of this
         Section 7(f)(iv).

                           (v) DE MINIMUS ADJUSTMENTS; NOTICE. Notwithstanding the foregoing, all adjustments in the conversion rate shall be deferred for three years unless and until, together with all other such deferred and unrecognized adjustments, such adjustment would require an increase or decrease of at least one percent in the conversion rate. Whenever the conversion rate shall be adjusted as herein provided, the corporation, as soon as practicable thereafter, shall give notice to each holder of record of the Series C Preferred Stock of the adjusted conversion rate and setting forth in reasonable detail the determination of such adjustment.

                           (vi) COMMON STOCK RESERVED. The corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock from time to time outstanding.